UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, DC 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): August 21, 2026

NUTRA PHARMA CORP.

(Exact name of registrant as specified in its charter)

California	000-32141	91-2021600
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

6400 Park of Commerce Blvd

Suite 1B

Boca Raton, Florida 33487

(Address of principal executive offices)

+1 (954) 509-0911

(Registrant’s telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of Each Class	Trading Symbol	Name of Each Exchange on Which Registered
Common Stock, par value $0.001 per share	NPHC	OTC Markets OTCPK

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 5.01. Changes in Control of Registrant.

On August 21, 2026, Rik Deitsch transferred twelve million (12,000,000) shares of the Company’s Series B Preferred Stock to Pure Raw Supplies, LLC as a gift and for no consideration.

Pursuant to the Certificate of Designation of the Series B Preferred Stock, the shares possess supermajority voting rights that provide the holder with voting power sufficient to control the outcome of substantially all matters submitted to the Company’s stockholders for approval.

As a result of the transfer of the Series B Preferred Stock, a change in control of the Company occurred on August 21, 2026, and Pure Raw Supplies, LLC became the controlling stockholder of the Company.

Immediately following the transfer, Pure Raw Supplies, LLC, through ownership of the Series B Preferred Stock, possessed 62.63% of the total voting power of the Company’s outstanding capital stock. Prior to the transfer, such voting power was held by Rik Deitsch.

No consideration was paid in connection with the transfer.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

NURTA PHARMA CORP.

By:	/s/ Michael Flax
Name:	Michael Flax, DDS
Title:	Chief Executive Officer
Date:	September 2, 2026